HJ & ASSOCIATES, LLC LETTERHEAD



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:   Consent to be named in the Form SB-2 Amendment #3
      Registration Statement of PCS Edventures!.com, Inc. an
      Idaho corporation, (the "Registrant"), to be filed on or about April 30, 2001.


Ladies and Gentlemen:

We hereby consent to the use of our report prepared for PCS Edventures!.com, Inc for the years ended March 31, 2000 and 1999, dated September 25, 2000, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Yours very sincerely,


/s/ HJ & Associates

HJ & Associates, LLC
April 30, 2001